Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-143366, 333-38858 and 333-67297) and Form S-3 (No. 333-175820) of AXT, Inc. of our reports dated March 13, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting as of December 31, 2014, which appear in this Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 13, 2015